EXHIBIT 10.9

                            ASSET PURCHASE AGREEMENT

      This Asset Purchase Agreement (the "Agreement") is made and entered into as of November 5, 1999, by SPRINT SPECTRUM L.P. and its subsidiaries SPRINT SPECTRUM EQUIPMENT COMPANY, L.P. and SPRINT SPECTRUM REALTY COMPANY, L.P., all of which are Delaware limited partnerships (collectively, "Seller"), and SHENANDOAH PERSONAL COMMUNICATIONS COMPANY, a Virginia corporation ("Buyer").

                                    Recitals

      A. Seller owns or leases that certain property identified on the attached Exhibit A (each a "Cell Site" and, collectively, the "Cell Sites"), the longitude and latitude location of which are estimated and subject to variations that customarily occur in building out cell sites under a radio frequency plan.

      B. Buyer and Seller have entered into that certain Sprint PCS Management Agreement dated November 5,1999 (the "Management Agreement"), to which this Agreement is made an exhibit upon its execution by the parties and that provides, among other things, that Buyer will purchase and Seller will sell the Assets (as defined below), upon the terms and conditions set forth in this Agreement;

                                   Agreements

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement the parties hereto agree as follows:

      1. Transfer of Assets. Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey and assign to Buyer, and Buyer agrees to purchase from Seller, all of Seller's right, title and interest in each Cell Site and all assets, rights, benefits and privileges (whether tangible or intangible) related to such Cell Site (collectively, the "Assets"), free and clear from all liens created by the Seller other than the Assumed Liabilities (as defined below). The consummation of this transaction (the "Closing") will occur, subject to the terms and conditions of this Agreement, on the first to occur of either (a) January 31, 2000, or (b) the date on which Manager obtains financing to acquire the Assets (the "Closing Date").

      2. Purchase Price. The purchase price for the Assets (the "Purchase Price") will equal the sum of:

            (i)   $35,000 per cell site through lease execution;

            (ii) $86,000 per cell site through notice to proceed (i.e., cell site is construction ready); and

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            (iii) per cell site constructed as follows:

                  (a)   $349,000 per cell site tower less than 100 feet tall,

                  (b)   $396,000 per cell site tower between 100-200 feet tall,

                  (c) $357,000 per cell- site tower greater than 200 feet tall,

                  (d)   $282,000 per cell site co-locate,

                  (e)   $297,000 per rooftop cell site, or

                  (f)   $195,000 per build-to-suit cell site.

            Each Cell Site will be allocated to only one stage of development completion, as described above. Cell Sites in a state of partial stage completion will be brought to full completion of such stage by Seller and will be priced accordingly.

                  The parties agree that, on or before the Closing Date, they will determine the Purchase Price, based upon the then current stage of development completion of each Cell Site as set forth above, and will allocate the Purchase Price among the Assets accordingly, and neither party will make any claim or treat any item on its tax returns in a manner that is inconsistent with such allocation.

      3. Review Period. (a) For a period of three weeks commencing on the date this Agreement is executed by both parties (the "Review Period"), Buyer and its representatives may review such documents and make, or cause to be made by agents or contractors of Buyer's choosing, any and all physical, mechanical, environmental, structural or other inspections of the Assets as Buyer deems appropriate and as maintained in the ordinary course by Seller. For purposes of such review and inspection, Seller will make available to Buyer and Buyer's representatives, all documents and records relating to the Assets and the Assumed Liabilities, and shall afford Buyer and Buyer's representatives reasonable access to the Assets and Assumed Liabilities, all during normal business hours.

                  (b) If, in Buyer's reasonable discretion, based upon the
            results of Buyer's review and inspection of the Assets, Buyer determines that up to, but no more than, three individual Cell Sites are unsatisfactory to Buyer, Buyer may by written notice delivered to Seller within the Review Period, which notice contains a specific description of the unsatisfactory condition, request that such unsatisfactory condition as to such Cell Site(s) be rectified by Seller. Seller will, within 30 days after receiving Buyer's written notice described above, at Seller's election as to each unsatisfactory Cell Site individually, either (i) correct the unsatisfactory condition, (ii) renegotiate with Buyer the Purchase Price only as attributable to such unsatisfactory Cell Site, or
            (iii) remove the unsatisfactory Cell Site from the Assets, with a

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            corresponding reduction in the Purchase Price in proportion to the amount thereof attributable to the unsatisfactory Cell Site. If Buyer does not provide the above described notice to Seller within the Review Period, Buyer will be deemed to have waived its rights under this Paragraph 3. In no event will Buyer be relieved of its obligations under this Agreement, with regard to more than three Cell Sites.

      4. Assumption of Liabilities. Buyer agrees to assume all liabilities, debts, expenses and obligations of Seller under the contracts and leases related to each and all of the Cell Sites, to the extent that such liabilities, debts, expenses and obligations' relate to and arise during the period after the Closing Date (the "Assumed Liabilities"). Buyer agrees to pay and perform the Assumed Liabilities when due. Buyer's assumption of the Assumed Liabilities does not enlarge any rights of third parties under contracts or arrangements with Buyer or Seller. Nothing in this Agreement prevents Buyer from contesting in good faith any of the Assumed Liabilities.

      5. Condition of Assets. It is understood and agreed that Seller is not making and specifically disclaims any warranties or representations of any kind or character, express or implied, with respect to the Assets, including, but not limited to, warranties, or representations as to matters of title (except that Seller represents and warrants that Seller has authority to convey the Assets and Seller has not previously assigned, subleased or otherwise conveyed that Asset to any other party), zoning, tax consequences, physical or environmental conditions, availability of access, operating history or projections, valuation, governmental approvals, governmental regulations or any other matter or thing relating to or affecting the Assets including, without limitation:
            (i) the value, condition, merchantability, marketability, profitability, suitability or fitness for a particular use or purpose of the Assets; (ii) the manner or quality of the construction or materials incorporated into any of the Assets and
            (iii) the manner, quality, state of repair or lack of repair of the Assets. Buyer agrees that with respect to the Assets, Buyer has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any agent of Seller other than as specifically set forth in this Agreement. Buyer represents that it is a knowledgeable purchaser and that it is relying solely on its own expertise and that of Buyer's consultants, and that Buyer will conduct such inspections and investigations of the Assets, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same, and, upon closing, shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Buyer's inspections and investigations. Buyer acknowledges and agrees that upon closing, Seller shall sell and convey to Buyer and Buyer shall accept the Assets "as is, where is" with all faults, and Buyer further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Assets by Seller, any agent of Seller or any third party. The terms and conditions of this paragraph shall expressly survive the Closing.

      6. Damage or Destruction. If prior to the Closing Date, any individual Cell Site or Cell Sites are destroyed or substantially damaged by fire, lightning or any other cause, or are taken by eminent domain (or are the subject of a pending or contemplated taking which has not been consummated), Seller will immediately deliver to Buyer written notice of such event or condition, and Buyer will have the option of either (a) retaining any insurance proceeds or proceeds of the taking by eminent domain, or (b) reducing the Purchase Price by the amount thereof attributable to such Cell Site or Cell Sites by delivering written notice thereof to Seller within twenty (20) days after receiving written notice from Seller of such destruction, damage or claim. The risk of loss will be borne by Seller until the Closing Date.

      7.    Closing. On the Closing Date:

                  (a) Seller and Buyer shall execute and deliver to each other an Assignment, Assumption and Bill of Sale in the form attached hereto as Exhibit B;

                  (b) Buyer shall pay the Purchase Price to Seller in immediately available funds;

                  (c) Buyer shall provide copies of all necessary consents; if any, for the conveyance or assignment of the Assets.

                        If Buyer is unable to obtain from a landlord a release of Seller from its obligations under a particular lease, then Seller shall continue to administer the lease and Buyer will pay to Seller, on a monthly basis, an amount equal to $200 per month per lease until such time as the landlord grants a release to Seller.

            Buyer is responsible for paying or causing to be paid all transfer, stamp, recording, sales, use, excise or similar taxes, fees or duties payable in connection with the sale, assignment or conveyance of Seller's interest in and to the Assets and Buyer's assumption of the Assumed Liabilities.

            Buyer is also responsible for reporting all taxable property to the appropriate taxing authority for ad valorem tax purposes. Buyer will pay as and when due" all taxes, assessments, liens, encumbrances, levies and other charges against the real estate, personal property and intangible property that is sold, transferred, assigned or otherwise conveyer to Buyer pursuant to this Agreement.

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      8.    Further Assurances. Seller will from time to time at the request of
            Buyer, do, make, execute, acknowledge and deliver all such other instruments of conveyance, assignment, and transfer, in form and substance satisfactory to Seller, as Buyer may reasonably require for the more effective conveyance and transfer of any of the Assets.

      9. Indemnification. Breaches of this Agreement by either Buyer or Seller will be a breach for which the non-breaching party is entitled to indemnification in accordance with the terms and conditions and utilizing the procedures set forth in the Management Agreement.

      10. Entire Agreement and Binding Effect. This Agreement and the exhibits and schedules attached to this Agreement (which are incorporated by this reference) and the Management Agreement, including all addenda thereto, contain the, entire agreement between the parties hereto with respect to the acquisition of the Assets and the other transactions contemplated herein, and supersedes all prior agreements or understandings between the parties hereto relating to the subject matter hereof.

      11. Severability. In the event anyone or more of the provisions contained in this Agreement or any application thereof is invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions of this Agreement and any other application thereof will not in any way be affected or impaired thereby. Paragraph headings herein or in any exhibit hereto have no legal significance and are used solely for convenience of reference.

      12. No Other Representations and Warranties. Seller makes no representation or warranty to Buyer with respect to the Assets, except as expressly set forth in this Agreement.

      13. Waivers and Notices. Any term or condition of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument. No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder. All notices, consents, requests, instructions, . approvals and other communications provided for herein will be validly given, made or served if given, made or served in accordance with the Management Agreement.

      14. Counterparts. This Agreement may be executed in any number of counterparts, each of which will constitute an original but all of such counterparts taken together will constitute only one Agreement.

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      15.   Governing Law. The internal laws of the State of Missouri (without regard to principles of conflicts of law) govern the validity of this agreement, the construction of its terms, and the interpretation of the rights and duties of the parties.

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      IN WI1NESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

SELLER:                                 SPRINT SPECTRUM L.P.

                                        By: /S/ Bernie Bianchino
                                            ------------------------------
                                            Name: Bernie Bianchino
                                            Title: Chief Business Development
                                                   Officer


                                        SPRINT SPECTRUM EQUIPMENT COMPANY, L.P.

                                        By: /S/ Bernie Bianchino
                                            ------------------------------
                                            Name: Bernie Bianchino
                                            Title: Chief Business Development
                                                   Officer


                                        SPRINT SPECTRUM REALTY COMPANY, L.P.

                                        By: /S/ Bernie Bianchino
                                            ------------------------------
                                            Name: Bernie Bianchino
                                            Title: Chief Business Development
                                                   Officer


BUYER:                                  SHENANDOAH PERSONAL COMMUNICATIONS
                                        COMPANY

                                        By: /S/ Christopher E. French
                                            ------------------------------
                                            Name: Christopher E. French
                                            Title: President